Exhibit 21.1

First Advantage Corporation Subsidiaries

Subsidiaries of the Registrant - First Advantage Corporation (a Delaware corporation) - as of December 31, 2025

Name of Subsidiary	Jurisdiction of Organization

A-Check America, LLC	Delaware
AIM Screening Ltd.	New Zealand
AIM Screening Ltd. (HKG)	Hong Kong
AIM Screening (M) Sdn Bhd	Malaysia
AIM Screening Pte Ltd.	Singapore
AIM Screening Pty Ltd.	Australia
Bishops Services LLC	Delaware
Checkwell Decision Inc.	Philippines
Corporate Screening Services LLC	Ohio
Employment Background Investigation, LLC	Maryland
FADV (Australia) PTY Limited	Australia
FADV B.V.	Netherlands
FADV Cooperatief UA	Netherlands
FADV Malaysia Sdn. Bhd	Malaysia
Fastball Parent, Inc.	Delaware
First Advantage Acquisitions, Inc.	Delaware
First Advantage Australasia Pty Ltd.	Australia
First Advantage Australia Pty Ltd.	Australia
First Advantage Background Services Corp.	Florida
First Advantage BackTrack Reports, LLC	Delaware
First Advantage Bangladesh Ltd.	Bangladesh
First Advantage (Beijing) Co. Ltd	China
First Advantage Canada, Inc.	Canada
First Advantage Enterprise Screening Corporation	Delaware
First Advantage Europe Ltd.	United Kingdom
First Advantage Form I9 Compliance LLC	Delaware
First Advantage Global Operating Center Private Limited	India
First Advantage (HK) Limited	Hong Kong
First Advantage Holdings, LLC	Delaware
First Advantage Indian Holdings, LLC	Delaware
First Advantage Infinite ID LLC	New York
First Advantage Japan K.K.	Japan
First Advantage Limited	Hong Kong
First Advantage New Zealand Limited	New Zealand
First Advantage Occupational Health Services, LLC.	Florida
First Advantage Philippines, Inc.	Philippines
First Advantage Poland sp z.o.o.	Poland
First Advantage Priderock Holding Company, Inc.	Alabama
First Advantage Private Limited	India
First Advantage Pte. Ltd.	Singapore
First Advantage Quest Research Corporation	Cayman Islands
First Advantage Quest Research Group Ltd.	British Virgin Islands
First Advantage Quest Research Limited	British Virgin Islands
First Advantage Tax Consulting Services, LLC	Delaware
First Advantage U.S., LLC	Delaware
First Advantage (Zhuhai) Co.	China
First Hospital Laboratories, LLC	Virginia

Name of Subsidiary	Jurisdiction of Organization

IDASAN Singapore Pte Ltd.	Singapore
MultiLatin Advisors S.A. de CV	Mexico
National Credit Audit Corporation	Illinois
National Crime Check Pty Ltd.	Australia
RISQ Group Holdings Pty Ltd.	Australia
RISQ Group Management Consulting (Beijing) Co.	China
Sterling Asia Pacific Pty Ltd.	Australia
Sterling Backcheck Canada Corp.	Canada (British Columbia)
Sterling EMEA B.V	Netherlands
Sterling EMEA Holdings UK Ltd.	United Kingdom
Sterling (EMEA) Ltd.	United Kingdom
Sterling EMEA sp. z.o.o.	Poland
Sterling Information Resources Private Limited	India
Sterling Infosystems Brazil Ltda.	Brazil
Sterling Infosystems Colombia S.A.S.	Colombia
Sterling Infosystems Inc.	Delaware
Sterling Infosystems Mexico S.A. de C.V.	Mexico
Sterling Latin America Ltd.	United Kingdom
Sterling Middle East DMCC	UAE
Sterling Talent Solutions Philippines, Inc.	Philippines
STS SID LLC	Delaware
TP Verify Screening Services LLP	India
Verify (Mauritius) Limited	Mauritius
Verify Limited	Mauritius